               [Letterhead of LeBoeuf, Lamb, Greene & MacRae LLP]


                                                  June 13, 2005

MetLife, Inc.
27-01 Queens Plaza North
Long Island City, New York 11101

     Re: MetLife, Inc. - Offering of 24,000,000 Shares of Floating Rate Non-Cumulative Preferred Stock, Series A

Ladies and Gentlemen:

     We have acted as special counsel for MetLife, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of an aggregate of 24,000,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A, $25 liquidation preference per share (the "Securities"), pursuant to the registration statement (Registration No. 333-124358, 333-124358-01 and 333-124358-02) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") and the related prospectus of the Company dated April 27, 2005, as supplemented by a prospectus supplement, dated June 6, 2005, relating to the Securities, as filed in final form with the Securities and Exchange Commission on June 8, 2005 pursuant to Rule 424(b) under the Act.

     In connection therewith, we have examined (a) a copy of the global certificate representing the Securities, (b) a copy of the Amended and Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware, (c) the Certificate of Designations for the Securities filed with the Secretary of State of the State of Delaware on June 10, 2005 (the "Certificate of Designations"), (d) a copy of the Amended and Restated Bylaws of the Company certified by the Secretary of the Company and (e) such records of the corporate proceedings of the Company as we have deemed necessary as the basis for the opinion rendered herein. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinion rendered herein.

MetLife, Inc.
June 13, 2005
Page 2


     In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

     Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized, and when they have been issued and duly delivered against payment therefor as contemplated by the Underwriting Agreement and the Pricing Agreement, they will be validly issued, fully paid and non-assessable.

     The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

     We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated June 13, 2005, which is incorporated by reference into the Registration Statement and the Final Prospectus, and to the use of our name under the caption "Legal Opinions" contained in the Final Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                       Very truly yours,
                                       /s/LeBoeuf, Lamb, Greene & MacRae, L.L.P.